Exhibit 10.20

AMENDMENT NO. 2
TO THE
THE CHUBB CORPORATION
KEY EMPLOYEE DEFERRED COMPENSATION PLAN (2005)

Pursuant to resolutions adopted by the Board of Directors on September 4, 2008 and the authority reserved in Section 10.01 of The Chubb Corporation Key Employee Deferred Compensation Plan (2005) (the “Plan”), the Plan is hereby amended as follows:

1. Effective January 1, 2009, the reference to “35 percent” in Exhibit A under “Change in Effective Control of the Company” is hereby amended to “30 percent” and a sentence is added at the end of Exhibit A as follows:

“Notwithstanding anything in this Plan to the contrary, this definition shall be administered and interpreted in a manner that is consistent with the definition of “change in control event” under Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(5).”

2. Effective January 1, 2009, Section 2.15 of the Plan is hereby amended to read in its entirety as follows:

“Disability or Disabled — “Disability” or “Disabled” means a Participant (a) who is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under The Chubb Corporation Long-Term Disability Plan (or its successor) or (b) has been determined to be totally disabled by the Social Security Administration.”

3. Effective January 1, 2009, the second sentence of Section 2.23 of the Plan, “Investment Funds,” is deleted.

4. Effective January 1, 2009, Section 2.24 of the Plan is hereby amended to read in its entirety as follows:

“Key Employee — “Key Employee” means an Eligible Employee who is a Key Employee as defined in Section 416(i) of the Code without regard to Section 416(i)(5) of the Code thereof as of the Key Employee Determination Date. The Key Employee Determination Date shall be December 31 of each calendar year. The determination that an Eligible Employee is a Key Employee as of the Key Employee Determination Date shall make such Eligible Employee a Key Employee for the 12-month period commencing as of the April 1 next following the Key Employee Determination Date.

For purposes of identifying a Key Employee by applying the requirements of Section 416(i)(1)(A)(i), (ii), and (iii) of the Code, the definition of compensation under Treasury Regulation § 1.415(c)-2(a) shall be used, applied without using any safe harbor provided in Treasury Regulation § 1.415(c)-2(d), without using any of the special timing rules provided in Treasury Regulation § 1.415(c)-2(e), and without using any of the special rules provided in Treasury Regulation § 1.415(c)-2(g) other than the rule set forth in Treasury Regulation § 1.415(c)-2(g)(2).”

5. Effective January 1, 2009, Section 2.30 of the Plan is hereby amended to read in its entirety as follows:

“Termination of Employment — “Termination of Employment” means a separation from service within the meaning of Section 409A of the Code whereby the Participant and the Company (or such other member of the Company’s controlled group of entities, within the meaning of Section 414(c) of the Code, for whom the Participant provides services) reasonably anticipate that

(1) no further services would be performed by the Participant for the Company or other members of its controlled group after a certain date, or (2) the level of bona fide services after such date would permanently decrease to no more than 49% of the average level of services performed in the prior 36-month period (or, if less, the full period of service with the Company or its other members of its controlled group) for any reason other than death or Disability.”

6. Effective January 1, 2009, Section 4.01(a)(1)(D) is hereby amended to read in its entirety as follows:

“Notwithstanding the foregoing, an Eligible Employee who first becomes eligible to participate in the Plan, may elect to participate, if the election is filed within thirty (30) days after the Participant becomes eligible to participate in the Plan; provided, the election relates to Cash Based Compensation or Stock Based Compensation for services to be performed subsequent to the election and is permissible under Section 409A of the Code.”

7. Effective January 1, 2009, Section 4.01(a)(2) is deleted.

8. Effective January 1, 2009, Sections 4.01(a)(4) and (5) are hereby amended to read in their entirety as follows:

“A Participant who is not a Key Employee, may elect on an Election Form to receive payment of amounts deferred under the Form upon: (A) Termination of Employment, (B) death, (C) the date the Participant becomes Disabled, (D) a Change in Control Event, and/or (E) on March 31 of the year specified by the Participant which shall be no earlier than in the third Plan Year following the Plan Year in which such amounts are deferred. Payment will be made on the earliest to occur of the items elected by the Participant. Further, a Participant may elect on an Election Form to receive payment of amounts deferred under the Form in a lump sum or in up to fifteen (15) annual installments subject to the provisions of Section 8.02(b).

A Participant who is a Key Employee may elect on an Election Form to receive payment of amounts deferred under the Form upon: (A) Termination of Employment, (B) death, and/or (C) on March 31 of the year specified by the Participant which shall be no earlier than in the third Plan Year following the Plan Year in which such amounts are deferred; subject to the restriction on payments to Key Employees in Section 8.06(c). Payment will be made on the earliest to occur of the items elected by the Participant. A Participant who is a Key Employee may elect on an Election Form to receive payment of amounts deferred under the Form in a lump sum or in up to fifteen (15) annual installments subject to the provisions of Section 8.02(b).”

9. Effective January 1, 2009, Section 4.02(a)(2) is hereby amended to read in its entirety as follows:

“In the case of the first year in which a Participant becomes eligible to participate in the Plan, the election to determine the timing and form of payment is made within thirty (30) days after the date the Participant becomes eligible to participate in the Plan and the Non-Elective Deferred Compensation relates to services to be performed subsequent to the election, to the extent permissible under Section 409A of the Code.”

10. Effective January 1, 2009, Sections 4.02(b) and 4.02(c) are hereby amended to read in their entirety as follows:

“(b) A Participant who is not a Key Employee may elect how his Non-Elective Deferred Compensation will be distributed as described in Section 4.01(a)(4).

(c) A Participant who is a Key Employee may elect how his Non-Elective Deferred Compensation will be distributed as described in Section 4.01(a)(5).”

11. Effective January 1, 2009, Section 8.06(c) is hereby amended to read in its entirety as follows:

“Notwithstanding anything in the Plan to the contrary, and notwithstanding the election(s) made by any Participant on any Election Form(s) filed with the Committee, if a Participant has a

Termination of Employment prior to attaining age 55, he or she shall be paid in a lump sum all of such Participant’s Deferral Amounts on the first day of the seventh (7th) month following such Termination of Employment.

If a Participant is a Key Employee and has a Termination of Employment on or after attaining age 55 that triggers a distribution, such distribution will be made (or begin in the case of installments) to such Key Employee on the first day of the seventh (7th) month following such Key Employee’s Termination of Employment.”

12. Effective January 1, 2009, the second paragraph of Section 9 is hereby amended to read in its entirety as follows:

“If a Participant fails to designate a Beneficiary as provided above, or if his or her beneficiary designation is revoked by divorce or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant, then the distribution of such benefits shall be made to the Participant’s estate. If the Participant’s designated Beneficiary survives the Participant but dies before receiving a complete distribution of the Participant’s account, the distribution of such benefits shall be made to the estate of such Beneficiary.”

13. Effective January 1, 2009, the second sentence of Section 11.05 is hereby amended to read in its entirety as follows:

“Designation as an Eligible Employee may be revoked at any time by the Company with respect to any compensation not yet elected to be deferred.”

14. Effective January 1, 2009, the second sentence of Section 11.06 is hereby amended to read in its entirety as follows:

“If a Participant refuses to cooperate, the Participant shall not be eligible to make any further deferral elections under the Plan.”

15. Effective January 1, 2009, the following is added as Section 11.12:

“This Plan shall be interpreted, operated, and administered in a manner so as not to subject Participants to the assessment of additional taxes or interest under Section 409A of the Code.”

16. All other provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, The Chubb Corporation has caused this amendment to be duly executed on this 10th day December of 2008.

THE CHUBB CORPORATION

By:	/s/ W. Andrew Macan
Name: W. Andrew Macan
Title: Vice President and Secretary

3